UNITED STATES

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Sixth Street Specialty Lending, Inc.

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April 16, 2021

To Our Stockholders:

Sixth Street Specialty Lending, Inc. (“TSLX”) will be holding a Special Meeting of Stockholders on May 26, 2021 and filed a proxy statement related to the Special Meeting on April 13, 2021. Consistent with the last four years, at the Special Meeting we are asking stockholders to vote on a proposal authorizing the Company, with the approval of our board of directors, to issue shares of our common stock at a price below our then-current NAV per share, subject to certain conditions set forth in the proxy statement. As you know, last year the same proposal was approved with overwhelming support (91.6% of all shareholders who voted and 85.3% of all non-affiliate shareholders who voted, i.e., after excluding votes from insiders and those holding 5% or more of TSLX common stock). We were humbled and will continue to take our duties and responsibilities to our shareholders regarding capital allocation with the upmost seriousness — it is one of the most important decisions we make.

As we have expressed to our stockholders in the past, while we have no intention to do so in the near term, we are seeking the flexibility to sell common stock at a price below NAV because we believe there could be moments in time when doing so would be in the best interest of our stockholders. Ironically, sometimes the best investment opportunities exist during periods of elevated volatility and credit market dislocation – when it is more likely that our stock could trade below NAV. We believe that having the flexibility to access the capital markets in these types of environments is an important tool that can help us drive stockholder value during periods of market distress, and we are committed to doing so should we be given the opportunity.

It’s our hope that we’ve built, over time, a reputation with our stockholders as long-term oriented, disciplined capital allocators. Our framework is simple: we don’t intend to issue common stock when our stock is trading above NAV unless we expect it will be ROE-accretive, and we don’t necessarily believe that one should never issue common stock below NAV if market opportunities allow for sufficiently high risk-adjusted returns that will ultimately be accretive to NAV through over-earning one’s cost of capital.

Attached is a presentation that walks through our thought process and financial framework for this proposal. For assistance voting your TSLX shares, please call D.F. King toll-free at (800) 848-3402 or collect at (212) 269-5550. We’d also welcome the opportunity to discuss at your convenience.

Best,

Josh Easterly, Bo Stanley, Ian Simmonds and the TSLX team

April 2021 Expanding Tools for Value Creation and Financial Flexibility

Disclaimer and Forward-Looking Statement General Disclaimer The information contained in this presentation (the ʺPresentationʺ) is preliminary, may not be complete and may be changed. By acceptance hereof, you agree that the information contained herein may not be used, reproduced or distributed to others, in whole or in part, for any other purpose without the prior written consent of Sixth Street Specialty Lending, Inc. (“TSLX”). References in this Presentation to “TSLX,” “we,” “us,” “our,” and “the Company” refer to Sixth Street Specialty Lending, Inc. The contents hereof should not be construed as investment, legal, tax or other advice and you should consult your own advisers as to legal, business, tax and other related matters concerning an investment in TSLX. TSLX is not acting for you and does not regard you as a customer or a client. It will not be responsible to you for providing protections afforded to clients or be advising you on the relevant transaction. Unless otherwise noted, the information contained herein has been compiled as of December 31, 2020. There is no obligation to update the information. This Presentation does not constitute a prospectus and should under no circumstances be understood as an offer to sell or the solicitation of an offer to buy securities nor will there be any sale of securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction. Such an offer or solicitation can only be made by way of an effective registration or otherwise in accordance with the securities laws. No representation or warranty is given in respect of the information contained herein, and neither the delivery of this document nor any investment in TSLX securities will under any circumstances create any implication that such Company has updated the information contained herein. Information throughout the Presentation provided by sources other than TSLX has not been independently verified. Differences between past performance and actual results may be material and adverse. Future investments may be under materially different economic conditions, including interest rates, market trends and general business conditions, in different portfolio companies and using different investment strategies. Each of these material market or economic conditions may or may not be repeated. It should not be assumed that strategies employed by TSLX in the future will be profitable or will equal the performance described in this Presentation. Forward Looking Statements This Presentation includes forward‐looking statements about TSLX that involve substantial risks and uncertainties. These forward-looking statements are not historical facts, but rather are based on current expectations, estimates and projections about us, our current and prospective portfolio investments, our investment returns, our future performance and financial condition including our future operating results, our industry, our beliefs, and our assumptions. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “should,” “targets,” “projects,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict, that could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements. Such statements are also subject to a number of uncertainties and factors outside TSLX’s control. Such factors include, but are not limited to the risks, uncertainties and other factors we identify in the section entitled “Risk Factors” in filings we make with the Securities and Exchange Commission. Opinions expressed are current opinions as of the date of this Presentation. Should TSLX’s estimates, projections and assumptions or these other uncertainties and factors materialize in ways that TSLX did not expect, actual results could differ materially from the forward‐looking statements in this Presentation, including the possibility that investors may lose a material portion of the amounts invested. No representation or warranty, express or implied, is made as to the accuracy or completeness of the information contained in this Presentation, and nothing shall be relied upon as a promise or representation as to the performance of any investment. Investors are cautioned not to place undue reliance on such forward‐looking statements and should rely on their own assessment of an investment. Important Additional Information In connection with the Company’s special meeting of stockholders, the Company has filed a proxy statement with the SEC and mailed the proxy statement and/or Notice of Internet Availability of Proxy Materials to its stockholders on or about April 13, 2021. Stockholders are encouraged to read the proxy statement because it contains important information about the proposal to be voted on at the special meeting. The proxy statement is available at no charge on the SEC’s website at http://www.sec.gov, on the Company’s website at http://www.sixthstreetspecialtylending.com, and at www.proxyvote.com. In addition, stockholders may also request copies of the proxy statement from us free of charge by following the instructions on the Notice of Internet Availability of Proxy Materials.

Special Meeting of TSLX Stockholders To Our Stockholders: We will be holding a Special Meeting of Stockholders of Sixth Street Specialty Lending, Inc. on May 26, 2021, at 1:30 PM, Eastern Time, on the internet via live webcast at www.virtualshareholdermeeting.com/TSLX2021. The proxy statement for the Special Meeting was filed and notice sent to stockholders on or about April 13, 2021. At the meeting, you will be asked to consider and vote upon a proposal to authorize the Company, with approval of its board of directors, to sell or otherwise issue shares of its common stock at a price below its then-current net asset value (“NAV”) per share in one or more offerings, subject to certain conditions as set forth in the proxy statement for the Special Meeting, including that the number of shares issued does not exceed 25% of its then-outstanding common stock immediately prior to each such offering. To date, the Company has not issued shares below NAV under prior authorization granted from stockholders. The board believes that having the flexibility for the Company to sell common stock below NAV in certain instances is in the Company’s best interest and the best interests of its stockholders. We urge stockholders to vote “FOR” this proposal: Provide access to capital markets to pursue attractive investment opportunities during periods of volatility Improve capital resources to enable the Company to compete effectively for high quality investment opportunities Add financial flexibility

Average BDC Peer Price-to-NAV 1 2 P/NAV = 1.0x Market Conditions May Create Attractive Investment Opportunities 1. BDC Peers consist of 19 externally managed BDCs in the S&P BDC Index with total assets greater than $750 million as of 6/30/20 financial statements, with the addition of BKCC, MRCC, GAIN and SUNS 2. BofA Merrill Lynch Option-Adjusted Spreads are the calculated spreads between the BofA Merrill Lynch US High Yield Master II Index value (which tracks the performance of US dollar denominated below investment grade rated corporate debt publicly issued in the US domestic market) and a spot Treasury curve Source: SNL Financial, FRED. Credit Market Dislocation (late 2015 – early 2016) From time to time, there may be volatility in the broader capital markets, disruption in liquidity in the debt capital markets, significant write-offs in the financial services sector, and / or repricing of credit risk in the broadly syndicated markets During these periods, there could be a reduction in capital available to certain specialty finance companies and / or other capital providers, causing a reduction in competition for investment opportunities. For example: In late 2015 through early 2016, these conditions coincided with lower stock prices for BDCs, with the BDC sector generally trading below NAV Market conditions in early through mid 2020 driven by the impacts of COVID-19 also coincided with lower stock prices for BDCs, with the BDC sector trading significantly below NAV We believe that favorable investment opportunities at attractive risk-adjusted returns may be created during these periods of disruption and volatility Credit Market Dislocation (Early - mid 2020) 2 1 Average BDC Peer Price-to-NAV P/NAV = 1.0x

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance Performance Since TSLX IPO 1. Top quartile constituents for each metric and time period varies based on BDC peer set’s performance rankings 2. Calculated as net investment income and net income per share over each time period, divided by beginning NAV per share; “Since TSLX IPO” figure is adjusted for annual basis 3. Calculated as the cumulative change in net asset value per share over each time period 4. For “LTM” and “Since TSLX IPO”, reflects change in market value per share plus dividends from 12/31/2019 through 12/31/2020 and 3/21/2014 and 3/31/2021, respectively; assumes dividend reinvestment Note: BDC Peers consist of 19 externally managed BDCs in the S&P BDC Index with total assets greater than $750 million as of 6/30/20 financial statements, with the addition of BKCC, MRCC, GAIN and SUNS Source: SNL Financial NI Return On Equity2 NAV Growth Per Share3 NII Return on Equity2 Total Returns (Stock Price Plus Dividends)4 Track record of outperformance across various performance metrics

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance Total Returns (since TSLX IPO) Note: Returns from 3/20/2014 through 3/31/2021 1. Source: S&P LSTA Leveraged Loan Index 2. Source: Bloomberg Barclays US Corporate High Yield Total Return Index (Index Code: LF98TRUU) 3. BDC Peers consist of 19 externally managed BDCs in the S&P BDC Index with total assets greater than $750 million as of 6/30/20 financial statements, with the addition of BKCC, MRCC, GAIN and SUNS 4. TSLX total return is measured by change in market value per share plus dividends earned during the period; assumes reinvestment of dividends Strong stockholder total returns versus peer and industry benchmarks TSLX Total Returns Performance (Since IPO) Versus: Leveraged Loans: +145 percentage points High Yield: +130 percentage points BDC Peers: +129 percentage points S&P 500: +32 percentage points Today

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance Annual NI Return on Equity (calendar year basis)1 1. Calculated as cumulative net income per share divided by beginning NAV per share over that period (Source: Public filings) 2. BDC Peers consist of 19 externally managed BDCs in the S&P BDC Index with total assets greater than $750 million as of 6/30/20 financial statements, with the addition of BKCC, MRCC, GAIN and SUNS Demonstrated ability to generate outsized ROEs especially during periods of market volatility 2

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance Equity Raise Discipline 1. BDC Peers consist of 19 externally managed BDCs in the S&P BDC Index with total assets greater than $750 million as of 6/30/20 financial statements, with the addition of BKCC, MRCC, GAIN and SUNS 2. Reflects trading days that TSLX closed above 100% of last reported book value 3. Authorization granted through shareholder approval to sell or otherwise issue shares of its common stock at a price below its then-current net asset value per share, subject to certain conditions Source: SNL Financial, as of 3/31/2021 Discipline in accessing the equity capital markets reflective of stockholder alignment. Authorization to issue equity below NAV has never been exercised. 1 Price-to-Book TSLX Average: 1.17x BDC Peers Average: 0.91x Canceled pre-IPO capital commitments $900m / $1.6bn of potential fee-paying assets Primary Equity raises since IPO Three Potential to raise equity above book value2 97.5% of trading days Stockholder authorization to issue equity below book value3 Since May 2017 (never exercised)

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance TSLX equity raises post IPO $0.24 NAV accretion $0.14 net NAV accretion Follow-on offering sizE As % of market cap BDC Peers (mean) 1 Source: Raymond James “BDC Weekly Insight,” 4/12/2021. 1) Reflects all BDC offerings from 3/3/2016 through 4/12/2021. Sizing calculated based on market capitalization at the time of each follow-on offering. TSLX March 2018 TSLX March 2016 TSLX February 2021 9% 7% 6% Size of TSLX follow-on offerings relatively small compared to the sector 12%

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation 1. Track Record of Strong Performance Flexibility for the Company to sell its common stock below NAV is in the Company’s best interests and the best interests of its stockholders as it would provide: Access to the capital markets to pursue attractive investment opportunities during periods of elevated volatility and / or dislocation Improved capital resources to enable the Company to compete more effectively for high quality investment opportunities Added financial flexibility to comply with regulatory requirements and debt facility covenants

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation Analysis Framework 1. Inclusive of underwriting discount and other offering expenses. 2. Based on 12/31/20 pro forma NAV per share of $15.86 (pro forma for the supplemental dividend of $0.05/share and special dividend of $1.25/share, which were both declared in Q1 2021) and shares outstanding of 71,945,802 (last reported shares outstanding of 67,896,113 pro forma for the equity issuance of 4,049,689 shares in February and March 2021). Source: Company 10-K, filed 2/17/21 and Company 8-K, filed 3/24/21. TSLX’s proposal has a per offering issuance limit of 25% of then-outstanding shares 3. Potential ROE-Accretive Opportunities 1. Track Record of Strong Performance Issuance Amount 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 2.5% (0.1%) (0.2%) (0.2%) (0.3%) (0.3%) (0.4%) 5.0% (0.2%) (0.3%) (0.5%) (0.6%) (0.7%) (0.7%) 7.5% (0.4%) (0.5%) (0.7%) (0.8%) (1.0%) (1.1%) 10.0% (0.5%) (0.7%) (0.9%) (1.1%) (1.3%) (1.5%) 12.5% (0.6%) (0.9%) (1.1%) (1.4%) (1.6%) (1.9%) Illustrative NAV Dilution (%) (2) All in Discount to NAV (1) Issuance Amount Issuance Amount 5.0% 7.5% 10.0% 12.5% 15.0% 17.5% 2.5% ($0.02) ($0.03) ($0.04) ($0.05) ($0.05) ($0.06) 5.0% ($0.04) ($0.06) ($0.07) ($0.09) ($0.11) ($0.12) 7.5% ($0.06) ($0.09) ($0.11) ($0.14) ($0.16) ($0.18) 10.0% ($0.08) ($0.11) ($0.15) ($0.18) ($0.21) ($0.25) 12.5% ($0.10) ($0.14) ($0.19) ($0.23) ($0.27) ($0.31) Illustrative NAV Dilution Per Share (2) All in Discount to NAV (1)

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation Analysis Framework 1. Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (column 2 of slide 11). 2. Reflects the ROE pro forma for new investments compared to the ROE prior to new investment. ROE calculations based on leverage ratio of 1.0x. Cost of funds reflects the average estimated interest cost under the terms of our debt for the quarter ending 12/31/20 adjusted to reflect the issuance of the $300 million of 2026 unsecured notes that closed in February 2021, the net proceeds of which were used to pay down a portion of the outstanding revolver borrowings and the February 2021 amendment to the revolving credit facility, which upsized the facility by $150 million to $1.485 billion and extended the maturity date to February 2026 for $1.390 billion of commitments. Note that interest costs also include fees (such as fees on undrawn amounts and amortization of upfront fees) and reflect the swap-adjusted interest rate on our convertible notes and unsecured notes. Operating expenses based on 3-year historical average ending 12/31/20. Reflects base management fee waiver of 50 bps on assets financed with leverage over 1.0x debt-to-equity. TSLX expects to sell shares below NAV only if the combination of discount to NAV and yield on new assets allows for an accretive investment opportunity 3. Potential ROE-Accretive Opportunities 1. Track Record of Strong Performance Impact per share on entire shareholder base Illustrative Annual ROE Accretion (%) (2) All-in-Yield on New Investments 12.0% 14.0% 16.0% 18.0% 20.0% 2.50% 2.8% 5.2% 7.5% 9.9% 12.2% 5.00% 2.8% 5.1% 7.3% 9.6% 11.9% 7.50% 2.7% 4.9% 7.2% 9.4% 11.6% 10.00% 2.6% 4.8% 7.0% 9.1% 11.3% 12.50% 2.6% 4.7% 6.8% 8.9% 11.0% All in Discount to NAV (1) Illustrative Annual ROE Accretion (Per Share) (2) Illustrative Annual ROE Accretion (%) (2) All-in-Yield on New Investments All-in-Yield on New Investments 12.0% 14.0% 16.0% 18.0% 20.0% 2.5% $0.04 $0.08 $0.11 $0.15 $0.19 5.0% $0.04 $0.07 $0.11 $0.14 $0.18 7.5% $0.03 $0.07 $0.10 $0.14 $0.17 10.00% $0.03 $0.06 $0.10 $0.13 $0.16 12.50% $0.03 $0.06 $0.09 $0.12 $0.16 All in Discount to NAV (1)

Reasons For TSLX to Have Flexibility to Sell Common Stock Below NAV 3. Potential ROE-Accretive Opportunities 2. Disciplined Capital Allocation Analysis Framework 1. Inclusive of underwriting discount and other offering expenses. Assumes an issuance of 7.5% of shares outstanding prior to issuance (shown in column 2 of slide 11). 2. Reflects the number of years it will take to offset the dilution to NAV from stock issuance through incremental ROEs generated from new investments. This is calculated as the ROE accretion as a result of new investments expressed on a per share basis (shown on slide 12) divided by NAV dilution per share from the equity offering (shown in column 2 of slide 11). And a reasonable payback period 3. Potential ROE-Accretive Opportunities 1. Track Record of Strong Performance Illustrative Payback Period on Equity Raise (years) (2) All-in-Yield on New Investments 12.0% 14.0% 16.0% 18.0% 20.0% 2.50% 0.7 0.4 0.2 0.2 0.1 5.00% 1.5 0.8 0.5 0.4 0.3 7.50% 2.5 1.2 0.8 0.6 0.5 10.00% 3.7 1.8 1.1 0.9 0.7 12.50% 5.3 2.4 1.5 1.1 0.9 All in Discount to NAV (1)

To Vote The proxy statement is now available. You may use one of the following methods to provide your voting instructions: Vote by Internet Online at www.proxyvote.com. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions Vote by Telephone Call 1-800-690-6903. Have your control number listed on the proxy card or voting instruction form ready and follow the instructions Vote by Mail Mark, sign, and date your proxy card and return it in the postage-paid return envelope provided

Contact Us For Assistance Voting Your TSLX Shares: D.F. King Toll-free at (800) 848-3402 or Collect at (212) 269-5550 For other questions: TSLX Investor Relations (212) 601-4753 (212) 601-4739 IRTSLX@sixthstreet.com SIXTH STREET SPECIALTY LENDING